Exhibit 5.1

November 22, 2017

The Board of Directors

Adial Pharmaceuticals, Inc.
1180 Seminole Trail, Suite 495
Charlottesville, Virginia 22901

Re: Registration Statement on Form S-1 (File No. 333-220368)

Ladies and Gentlemen:

We have acted as U.S. securities counsel to Adial Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (File No. 333-220368) (as amended through the date hereof, the “Registration Statement”) relating to the registration of the sale by the Company of up to 1,610,000 shares (the “Shares”) of common stock par value $0.001 per share (the “Common Stock”), including up to 210,000 shares of Common Stock for which the underwriters have been granted an over-allotment option. The Shares are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Joseph Gunnar & Co., LLC, as representative of the several underwriters named therein, the form of which has been filed as Exhibit 1.1 to the Registration Statement. The Company is also registering (i) warrants to purchase 56,000 shares of Common Stock of the Company to be issued to the representative of the several underwriters as additional compensation pursuant to the Underwriting Agreement (the “Representative’s Warrant”), and (ii) the 56,000 shares of Common Stock issuable upon exercise of the Representative’s Warrant (the “Representative’s Warrant Shares”).

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all items submitted to us as originals, the conformity with originals of all items submitted to us as copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and public officials.

We express no opinion herein as to the laws of any state or jurisdiction other than the substantive laws of the State of New York as it relates to the Representative’s Warrant, the General Corporation Law of the State of Delaware (including all related provisions of the Delaware Constitution and all reported judicial decisions interpreting the General Corporation Law of the State of Delaware and the Delaware Constitution) and the federal laws of the United States of America.

Adial Pharmaceuticals, Inc.

November 22, 2017

Based upon and subject to the foregoing, we are of the opinion that: (i) the Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable; (ii) the Representative’s Warrant, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Representative’s Warrant, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and (iii) the Representative’s Warrant Shares have been duly authorized for issuance and, when issued and sold by the Company and delivered by the Company and upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Representative’s Warrant, will be validly issued, fully paid and non-assessable.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Gracin & Marlow, LLP
Gracin & Marlow, LLP